                                                                      Exhibit 17

                       HARTFORD HLS SERIES FUND II, INC.
                                [NAME OF SERIES]
              VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETING
                          TO BE HELD JANUARY 15, 2003

              THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
                       FORTIS BENEFITS INSURANCE COMPANY
                    AND FIRST FORTIS LIFE INSURANCE COMPANY

The undersigned hereby instructs Fortis Benefits Insurance Company and First Fortis Life Insurance Company to represent and vote the number of shares of the series named above (the "Fund") represented by the number of votes attributable to the undersigned's variable annuity contract or variable insurance contract as of October 18, 2002 at a Special Meeting of Shareholders to be held at the offices of HL Investment Advisors, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, on January 15, 2003, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, upon the matter below as set forth in the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement.

All previous voting instructions with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged by your execution of these voting instructions. Please mark, sign, date and return these Voting Instructions in the addressed envelope
- no postage required.

VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

PLEASE FILL IN BOX AS SHOWN USING BLUE OR BLACK INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS. [X]

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED "FOR" SUCH MATTER. UPON ALL OTHER MATTERS, FORTIS BENEFITS INSURANCE COMPANY ("FBIC") AND FIRST FORTIS LIFE INSURANCE COMPANY ("FFLIC") SHALL VOTE ACCORDING TO THEIR BEST JUDGMENT. In their discretion, FBIC and FFLIC are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting unless otherwise prohibited by the undersigned. Contract and policy owners wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this voting instruction form and return it in the envelope provided.

1.    To approve a proposed Agreement and Plan of      FOR    AGAINST   ABSTAIN
      Reorganization ("Plan") between the Fund and a   [  ]   [  ]      [  ]
      comparable mutual fund in the Hartford fund family.


Please be sure to sign and date Voting Instructions


                                        Please sign exactly as name appears to
                                        the left. When signing as attorney,
                                        executor, administrator, trustee, or
                                        guardian, please give full title as
                                        such. If signing for a corporation,
                                        please sign in full corporate name by
                                        authorized person. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

                                        RECORD DATE SHARES:  _________________



_____________________________________
Contract owner(s) sign here

____________________
Date